EXHIBIT 99.1

[Six Flags, Inc. logo]                                                      NEWS
--------------------------------------------------------------------------------

FOR:           SIX FLAGS, INC.
CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               New York, NY 10168
               (212) 599-4693

KCSA           Joseph A. Mansi/Erika Levy
CONTACTS:      (212) 896-1205 / (212) 896-1208
               jmansi@kcsa.com / elevy@kcsa.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                     SIX FLAGS REPORTS FIRST QUARTER RESULTS
                                   - - - - - -

NEW YORK, May 6, 2004 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the quarter ended March 31, 2004.

           The results reflect the Company's adoption of FASB Interpretation No. 46 ("FIN 46"). Under FIN 46, the results of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas and Six Flags Marine World are now consolidated in the financial statements of the Company. Prior to the fourth quarter of 2003, those parks had been reported as unconsolidated operations under the equity method of accounting. The results also reflect the reclassification as discontinued operations for all periods presented of the operations, assets and liabilities of the seven parks in Europe and Six Flags Worlds of Adventure in Ohio (the "Divested Parks"), which the Company sold in April 2004. Prior period results have been reclassified for the adoption of FIN 46 and classifying the Divested Parks as discontinued operations, in order to provide meaningful year over year comparisons. Quarterly results prepared on that basis for all of 2002 and 2003 have recently been posted on the Company's website at www.sixflags.com, and furnished to the Securities and Exchange Commission on Form 8-K.

           In the first quarter of 2004, revenues were $44.8 million, compared to $43.9 million for the first quarter of 2003. The increase in the 2004 period primarily reflects a 7.0% increase in per capita revenues on relatively flat attendance.


                                     (more)

          11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     o Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                    o Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 6, 2004
PAGE 2

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $162.0 million compared to $151.2 million for the first quarter of 2003. Excluding depreciation, amortization and non-cash compensation expense, total operating costs and expenses were $124.9 million in the first quarter of 2004, as compared to $115.7 million for the same period in 2003, an 8.0% increase. Most of the increase reflects the implementation of the Company's plan to make systemwide improvements to its parks for the 2004 season to enhance guest services generally, resulting in expected increases in salary and wage and repair and maintenance expenses, as well as accelerated advertising expenses associated with the Company's new advertising campaign.

           EBITDA (Modified) was $(80.1) million in the first quarter of 2004 compared to $(71.8) million in the 2003 quarter. Adjusted EBITDA for the 2004 quarter was $(74.1) million compared to $(65.8) million for the first quarter of 2003. (1)

           Loss before discontinued operations was $119.9 million in the 2004 period as compared to $97.0 million in the first quarter of 2003. The 2004 period included a loss on retirement of the Company's public notes due 2007 which occurred in January 2004. Absent that loss, net of the associated tax benefit, the loss before discontinued operations would have been $104.3 million.

           Kieran E. Burke, Chairman and Chief Executive Officer of the Company stated, "We are generally pleased with the start of our 2004 operating season. Operations in the first quarter and year to date are not meaningful portions of our full year. In fact, year to date operations are only approximately 10% of our year. That being said, we have seen reasonably good attendance and strong per capita spending growth at those parks which have been in operation. In addition, our group bookings are pacing ahead of last year, and season pass sales to date are generally in line with the prior year. Our capital projects, involving a systemwide expenditure of approximately $75 million, are completed or nearing completion.

           "Since the end of the quarter, we have retired approximately $128 million of debt," continued Mr. Burke. "That includes $75 million of our term loan, which is the maximum bank loan pay-off required out of the proceeds of our recent divestitures. The balance of the funds from the divestitures, which closed in early April, are expected to be utilized to fund the exercise of our Marine World purchase option and to retire other indebtedness."


-----------------
(1) See note 3 to the following table for a discussion of EBITDA (Modified) and Adjusted EBITDA.

SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 6, 2004
PAGE 3

           Six Flags, Inc. is the world's largest regional theme park company.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com.

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

                                (Table to follow)

SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 6, 2004
PAGE 4

                                 SIX FLAGS, INC.
                                 QUARTERS ENDED
                             MARCH 31, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     Three Months ended March 31,
    STATEMENT OF OPERATIONS DATA                                                             (Unaudited)
                                                                                 ----------------------------------
                                                                                        2004               2003
                                                                                        ----               ----

    Revenue(1).................................................................. $       44,813    $       43,862
    Costs and expenses (excluding depreciation, amortization
         and non-cash compensation) ............................................        124,904           115,702
    Depreciation................................................................         36,656            35,223
    Amortization................................................................            326               263
    Non-cash compensation expense...............................................            161                25
                                                                                  ---------------   ---------------
    Loss from operations .......................................................       (117,234)         (107,351)
    Interest expense (net)......................................................        (51,907)          (54,319)
    Minority interest...........................................................          7,354             7,474
    Early repurchase of debt....................................................        (25,177)               --
    Other income (expense)......................................................         (2,945)              (46)
                                                                                  ---------------   ---------------
    Loss before income taxes....................................................       (189,909)         (154,242)
    Income tax benefit .........................................................         69,994            57,283
                                                                                  ---------------   ---------------
    Loss before discontinued operations ........................................       (119,915)          (96,959)
    Discontinued operations, net of tax benefit of $55,759
          in 2004 and $14,073 in 2003...........................................       (284,904)          (13,146)
                                                                                  ---------------   ---------------
    Net loss ................................................................... $     (404,819)   $     (110,105)
                                                                                  ===============   ===============
    Net loss applicable to common stock ........................................ $     (410,312)   $     (115,598)
                                                                                  ===============   ===============
    Per share - basic and diluted:

         Loss before discontinued operations ................................... $        (1.35)   $        (1.11)

         Discontinued operations, net of tax benefit............................          (3.06)            (0.14)
                                                                                  ---------------   ---------------
         Net loss...............................................................          (4.41)            (1.25)
                                                                                  ===============   ===============
    OTHER DATA:
    Loss per share before loss on early repurchase
         of debt and discontinued operations (2)................................ $        (1.18)   $        (1.11)
    EBITDA (Modified) (3) ...................................................... $      (80,091)   $      (71,840)
    Adjusted EBITDA(3).......................................................... $      (74,108)   $      (65,772)
    Average weighted shares outstanding - basic
         and diluted............................................................         93,018            92,617
    Net cash used in operating activities....................................... $     (104,118)   $     (113,704)


SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 6, 2004
PAGE 5



BALANCE SHEET DATA                                                      March 31, 2004        December 31, 2003
                                                                     -------------------    ---------------------
                                                                                     (Unaudited)
Cash and cash equivalents...........................................  $    101,457           $      98,189
Total assets........................................................     4,084,382               4,682,771
Current portion of long-term debt ..................................       154,381                 320,211
Long-term debt (excluding current portion) .........................     2,360,948               2,354,194
Mandatorily redeemable preferred stock..............................       281,401                 281,119
Total stockholders' equity .........................................       938,194               1,362,050


--------------------------------------------
(1) Revenues and expenses of international operations are converted into dollars on a current basis as provided by accounting principles generally accepted in the United States ("GAAP").

(2) In April 2002, the FASB issued Statement No. 145 that eliminated the extraordinary loss classification on early debt extinguishments, which had been shown net of the related tax benefit. Consistent with that Statement, the accompanying statements of operations data present the costs as a pre-tax item under the line item "Early repurchase of debt." The per share data presented under the caption "Other Data" shows the loss before extraordinary item that would have existed prior to the adoption of this Statement. The per share amount is also shown before discontinued operations. For the quarter ended March 31, 2004, the amount of the early repurchase loss was $25,177,000 with a related tax benefit of $9,567,000, or $0.17 per share on a net basis.

(3) EBITDA (Modified) is defined as net loss before discontinued operations, income tax benefit, other expense, early repurchase of debt (formerly extraordinary loss), minority interest, interest expense (net), non-cash compensation, amortization and depreciation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

     The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).

                                                                                      THREE MONTHS ENDED
                                                                             --------------------------------------------
                                                                                          MARCH 31,
                                                                             ----------------------------------
                                                                                  2004              2003
                                                                             ---------------    ---------------
                                                                                           (Unaudited)
Net loss                                                                        (404,819)          (110,105)
Discontinued operations, net of tax benefit                                      284,904             13,146
Income tax benefit                                                               (69,994)           (57,283)
Other expense                                                                      2,945                 46
Early repurchase of debt (formerly extraordinary loss)                            25,177                 --
Minority interest                                                                 (7,354)            (7,474)
Interest expense (net)                                                            51,907             54,319
Non-cash compensation                                                                161                 25
Amortization                                                                         326                263
Depreciation                                                                      36,656             35,223
                                                                             ---------------    ---------------
EBITDA (Modified)                                                                 (80,091)           (71,840)
Third party interest in EBITDA of certain parks (a)                                 5,983              6,068
                                                                             ---------------    ---------------
Adjusted EBITDA                                                                  (74,108)           (65,772)
                                                                             ===============    ===============


(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.


                                      ###